SECOND AMENDED AND RESTATED

EXPENSE LIMITATION AGREEMENT

PIMCO Funds

650 Newport Center Drive

Newport Beach, California 92660

June 1, 2018

Pacific Investment Management Company LLC

650 Newport Center Drive

Newport Beach, California 92660

Dear Sirs:

This Agreement dated June 1, 2018 amends and restates the Amended and Restated Expense Limitation Agreement between PIMCO Funds (the “Trust”) and Pacific Investment Management Company LLC (“PIMCO”), dated February 23, 2009. This will confirm the agreement between the Trust and PIMCO as follows:

1.        The Trust is an open-end investment company, consisting of multiple series, each of which may offer multiple Classes of shares. This Agreement shall pertain to: a) each Class of each series and to each Class of additional series established in the future that are set forth on Schedule A, as amended from time to time (each a “PIMS Expense Limited Fund”); and b) each series of the Private Account Portfolio Series (“PAPS”), and to each additional PAPS series established in the future that are set forth on Schedule B, as amended from time to time (each a “PAPS Expense Limited Fund” and collectively with the PIMS Expense Limited Funds, the “Expense Limited Funds”).

2.        Pursuant to a Supervision and Administration Agreement dated April 1, 2012, and as amended and supplemented from time to time (the “Supervision and Administration Agreement”) between the Trust and PIMCO, the Trust has retained PIMCO to provide or procure supervisory, administrative and other services to the Trust and its shareholders. Pursuant to the Supervision and Administration Agreement, each Expense Limited Fund pays to PIMCO a monthly supervisory and administrative fee at annual rates with respect to one or more Classes of shares of each Expense Limited Fund set forth in the Schedules to the Supervision and Administration Agreement (the “Supervisory and Administrative Fee”).

3.        Each Class of each PIMS Expense Limited Fund shall be subject to a limit on the payment of organizational expenses attributable to that Class of the PIMS Expense Limited Fund, payment of that Class’s pro rata share of expenses related to obtaining or maintaining a Legal Entity Identifier (“LEI”) and/or payment of that Class’s pro rata share of the Trust’s Trustees’ fees (the “PIMS Organizational, LEI and Trustee Fee Expenses”) in any year of 0.49 basis points (the “PIMS Organizational, LEI and Trustee Fee Expense Limit”).

4.        Each PAPS Expense Limited Fund shall be subject to a limit on the payment of organizational expenses attributable to that PAPS Expense Limited Fund, payment of that PAPS Expense Limited Fund’s pro rata share of expenses related to obtaining or maintaining a Legal Entity Identifier (“LEI”) and/or payment of that PAPS Expense Limited Fund’s pro rata share of the Trust’s Trustees’ fees (the “PAPS Organizational, LEI and Trustee Fee Expenses”) in any year of 0.049 basis points (the “PAPS

Organizational, LEI and Trustee Fee Expense Limit”). The PAPS Organizational, LEI and Trustee Fee Expenses together with the PIMS Organizational, LEI and Trustee Fee Expenses are referred to herein as the “Organizational, LEI and Trustee Fee Expenses.” The PAPS Organizational, LEI and Trustee Fee Expense Limit together with the PIMS Organizational, LEI and Trustee Fee Expense Limit are referred to herein as the “Organizational, LEI and Trustee Fee Expense Limit.”

5.        To the extent that the Organizational, LEI and Trustee Fee Expenses attributable to a Class of an Expense Limited Fund in any fiscal year exceed the Organizational, LEI and Trustee Fee Expense Limit for that Class, that portion of such expenses that cause the Organizational, LEI and Trustee Fee Expenses for that Class to exceed the Organizational, LEI and Trustee Fee Expense Limit (the “Excess Amount”) shall be waived, reduced or, if previously paid, reimbursed by PIMCO as provided in Paragraph 6.

6.        Each month the Organizational, LEI and Trustee Fee Expenses for each Class of each Expense Limited Fund shall be annualized as of the last day of the month. If the annualized Organizational, LEI and Trustee Fee Expenses of a Class of an Expense Limited Fund for any month exceed the Organizational, LEI and Trustee Fee Expense Limit of such Class, PIMCO shall waive or reduce its Supervisory and Administrative Fee for such month, or reimburse the Expense Limited Fund, by an amount sufficient to reduce the Class’s annualized Organizational, LEI and Trustee Fee Expenses below the Organizational, LEI and Trustee Fee Expense Limit for that month.

7.        If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the Supervisory and Administrative Fees waived or reduced with respect to the previous fiscal year shall equal the Excess Amount.

8.        If in any month during which the Supervision and Administration Agreement is in effect, the estimated annualized Organizational, LEI and Trustee Fee Expenses of any Class of an Expense Limited Fund for that month are less than the Organizational, LEI and Trustee Fee Expense Limit, PIMCO shall be entitled to reimbursement by such Expense Limited Fund of any Supervisory and Administrative Fees waived or reduced pursuant to this Agreement (the “Reimbursement Amount”) during the previous 36 months, to the extent that the Class’s annualized Organizational, LEI and Trustee Fee Expenses plus the amount so reimbursed does not exceed, for such month, the Organizational, LEI and Trustee Fee Expense Limit, provided that such amount paid to PIMCO will in no event exceed the total Reimbursement Amount and will not include any amounts previously reimbursed to PIMCO.

9.        This Agreement shall become effective on June 1, 2018, shall have an initial term with respect to each Expense Limited Fund as provided in Schedule A, and shall apply for each 12 month period thereafter so long as it is in effect. Thereafter, this Agreement shall automatically renew for one-year terms unless PIMCO provides written notice to the Trust at the above address of the termination of this Agreement, which notice shall be received by the Trust at least 30 days prior to the end of the then-current term. In addition, this Agreement shall terminate upon termination of the Supervision and Administration Agreement, or it may be terminated by the Trust, without payment of any penalty, upon 90 days’ prior written notice to PIMCO at its principal place of business.

10.        Nothing herein contained shall be deemed to require the Trust or the Expense Limited Funds to take any action contrary to the Trust’s Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust’s Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Expense Limited Funds.

11.        Any question of interpretation of any term or provision of this Agreement, including but not limited to the Supervisory and Administrative Fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Supervision and Administration Agreement or the Investment Company Act of 1940 (the “1940 Act”), shall have the same meaning as and be resolved by reference to such Supervision and Administration Agreement or the 1940 Act.

12.        If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not be affected thereby.

13.        It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust relating to each Expense Limited Fund, individually and not jointly. This Agreement has been signed and delivered by an officer of the Trust, acting as such, and such execution and delivery by such officer shall not be deemed to have been made by any Trustee or officer individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust relating to each Expense Limited Fund, individually and not jointly, as provided in the Trust’s Declaration of Trust as amended and restated November 4, 2014, and as amended from time to time.

14.        This Agreement constitutes the entire agreement between the Trust on behalf of the Expense Limited Funds and PIMCO with respect to its subject matter and may be amended or modified only by a writing signed by duly authorized officers of both the Trust and PIMCO.

If the foregoing correctly sets forth the agreement between the Trust and PIMCO, please so indicate by signing and returning to the Trust the enclosed copy hereof

Very truly yours,

PIMCO FUNDS

By:
Name:	Trent W. Walker
Title:	Treasurer

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:
Name:	Peter G. Strelow
Title:	Managing Director

Schedule A

to

Second Amended and Restated Expense Limitation Agreement

Dated: June 1, 2018

Expense Limited Fund	End of Initial Term
PIMCO All Asset All Authority Fund	July 31, 2019
PIMCO All Asset Fund	July 31, 2019
PIMCO California Intermediate Municipal Bond Fund	July 31, 2019
PIMCO California Municipal Bond Fund	July 31, 2019
PIMCO California Short Duration Municipal Income Fund	July 31, 2019
PIMCO CommoditiesPLUS® Strategy Fund	July 31, 2019
PIMCO CommodityRealReturn Strategy Fund®	July 31, 2019
PIMCO Credit Opportunities Bond Fund	July 31, 2019
PIMCO Diversified Income Fund	July 31, 2019
PIMCO Dynamic Bond Fund	July 31, 2019
PIMCO Emerging Local Bond Fund	July 31, 2019
PIMCO Emerging Markets Bond Fund	July 31, 2019
PIMCO Emerging Markets Corporate Bond Fund	July 31, 2019
PIMCO Emerging Markets Currency and Short-Term Investments Fund	July 31, 2019
PIMCO Emerging Markets Full Spectrum Bond Fund	July 31, 2019
PIMCO Extended Duration Fund	July 31, 2019
PIMCO Global Advantage Strategy Bond Fund	July 31, 2019
PIMCO Global Bond Opportunities Fund (U.S. Dollar Hedged)	July 31, 2019
PIMCO Global Bond Opportunities Fund (Unhedged)	July 31, 2019
PIMCO Global Multi-Asset Fund	July 31, 2019
PIMCO GNMA and Government Securities Fund	July 31, 2019
PIMCO Government Money Market Fund	July 31, 2019
PIMCO High Yield Fund	July 31, 2019
PIMCO High Yield Municipal Bond Fund	July 31, 2019
PIMCO High Yield Spectrum Fund	July 31, 2019
PIMCO Income Fund	July 31, 2019
PIMCO Inflation Response Multi-Asset Fund	July 31, 2019
PIMCO International Bond Fund (Unhedged)	July 31, 2019
PIMCO International Bond Fund (U.S. Dollar-Hedged)	July 31, 2019
PIMCO Investment Grade Credit Bond Fund	July 31, 2019
PIMCO Long Duration Total Return Fund	July 31, 2019
PIMCO Long-Term Credit Bond Fund	July 31, 2019
PIMCO Long-Term Real Return Fund	July 31, 2019
PIMCO Long-Term U.S. Government Fund	July 31, 2019
PIMCO Low Duration Fund	July 31, 2019
PIMCO Low Duration Fund II	July 31, 2019
PIMCO Low Duration ESG Fund	July 31, 2019
PIMCO Low Duration Income Fund	July 31, 2019
PIMCO Moderate Duration Fund	July 31, 2019
PIMCO Mortgage Opportunities and Bond Fund	July 31, 2019

PIMCO Mortgage-Backed Securities Fund	July 31, 2019
PIMCO Multi-Strategy Alternative Fund	July 31, 2019
PIMCO Municipal Bond Fund	July 31, 2019
PIMCO National Intermediate Municipal Bond Fund	July 31, 2019
PIMCO New York Municipal Bond Fund	July 31, 2019
PIMCO Preferred and Capital Securities Fund	July 31, 2019
PIMCO RAE Fundamental Advantage PLUS Fund	July 31, 2019
PIMCO RAE Low Volatility PLUS Fund	July 31, 2019
PIMCO RAE Low Volatility PLUS EMG Fund	July 31, 2019
PIMCO RAE Low Volatility PLUS International Fund	July 31, 2019
PIMCO RAE PLUS EMG Fund	July 31, 2019
PIMCO RAE PLUS Fund	July 31, 2019
PIMCO RAE PLUS International Fund	July 31, 2019
PIMCO RAE PLUS Small Fund	July 31, 2019
PIMCO RAE Worldwide Long/Short PLUS Fund	July 31, 2019
PIMCO Real Return Fund	July 31, 2019
PIMCO RealEstateRealReturn Strategy Fund	July 31, 2019
PIMCO REALPATH® 2020 Fund	July 31, 2019
PIMCO REALPATH® 2025 Fund	July 31, 2019
PIMCO REALPATH® 2030 Fund	July 31, 2019
PIMCO REALPATH® 2035 Fund	July 31, 2019
PIMCO REALPATH® 2040 Fund	July 31, 2019
PIMCO REALPATH® 2045 Fund	July 31, 2019
PIMCO REALPATH® 2050 Fund	July 31, 2019
PIMCO REALPATH® 2055 Fund	July 31, 2019
PIMCO REALPATH® Income Fund	July 31, 2019
PIMCO Senior Floating Rate Fund	July 31, 2019
PIMCO Short Asset Investment Fund	July 31, 2019
PIMCO Short Duration Municipal Income Fund	July 31, 2019
PIMCO Short-Term Fund	July 31, 2019
PIMCO StocksPLUS® Absolute Return Fund	July 31, 2019
PIMCO StocksPLUS® Small Fund	July 31, 2019
PIMCO StocksPLUS® Short Fund	July 31, 2019
PIMCO StocksPLUS® Fund	July 31, 2019
PIMCO StocksPLUS® International Fund (Unhedged)	July 31, 2019
PIMCO StocksPLUS® International Fund (U.S. Dollar Hedged)	July 31, 2019
PIMCO StocksPLUS® Long Duration Fund	July 31, 2019
PIMCO Strategic Bond Fund	July 31, 2019
PIMCO Total Return Fund	July 31, 2019
PIMCO Total Return Fund II	July 31, 2019
PIMCO Total Return Fund IV	July 31, 2019
PIMCO Total Return ESG Fund	July 31, 2019
PIMCO TRENDS Managed Futures Strategy Fund	July 31, 2019

Schedule B

to

Second Amended and Restated Expense Limitation Agreement

Dated: June 1, 2018

Expense Limited Fund	End of Initial Term
PIMCO ABS and Short-Term Investments Portfolio	July 31, 2019
PIMCO EM Bond and Short-Term Investments Portfolio	July 31, 2019
PIMCO High Yield and Short-Term Investments Portfolio	July 31, 2019
PIMCO International Portfolio	July 31, 2019
PIMCO Investment Grade Credit Bond Portfolio	July 31, 2019
PIMCO Long Duration Credit Bond Portfolio	July 31, 2019
PIMCO Low Duration Portfolio	July 31, 2019
PIMCO Moderate Duration Portfolio	July 31, 2019
PIMCO Mortgage and Short-Term Investments Portfolio	July 31, 2019
PIMCO Municipal Portfolio	July 31, 2019
PIMCO Real Return Portfolio	July 31, 2019
PIMCO Short Asset Portfolio	July 31, 2019
PIMCO Short-Term Floating NAV Portfolio II	July 31, 2019
PIMCO Short-Term Floating NAV Portfolio III	July 31, 2019
PIMCO Short-Term Portfolio	July 31, 2019
PIMCO U.S. Government and Short-Term Investments Portfolio	July 31, 2019